UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2014

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”) appointed Thomas J. Smach, Chairperson of the Board,  as the Company’s interim Chief Executive Officer, effective May 1, 2014, to serve until such time as the  Board appoints a permanent President or Chief Executive Officer. Mr. Smach will continue to serve as Chairperson of the Board while carrying out his additional responsibilities as interim Chief Executive Officer. The information regarding the business experience and background of Mr. Smach is incorporated by reference to the relevant information set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2014.  As of the date of this report, no compensation terms for Mr. Smach have been determined.

In connection with his appointment as interim Chief Executive Officer, Mr. Smach resigned from the Board’s Audit Committee and Nominating and Governance Committee.  The Board appointed Raymond D. Croghan to the Audit Committee and named Ronald L. Frasch Chairperson of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: May 1, 2014	By:	/s/ Jeffrey Lasher
Jeffrey Lasher
Chief Financial Officer